UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 13, 2020
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan	48034
(Address of Principal Executive Offices)				(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 13, 2020, Sun Communities, Inc. (the “Company”), as general partner of its operating subsidiary Sun Communities Operating Limited Partnership (“SCOLP”), entered into the Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of SCOLP (the “Partnership Amendment”). SCOLP has outstanding 1,283,819 Preferred OP Units (the “Aspen Units”). As described below, the Partnership Amendment extends the automatic redemption date and reduces the annual distribution rate for 270,000 of the Aspen Units (the “Extended Units”).

The Extended Units will continue to be Aspen Units for purposes of SCOLP’s partnership agreement and, except as stated below, will continue to have all of the same rights, preferences, terms, ranking and priority as the other Aspen Units. The Partnership Amendment does not alter any of the rights, preferences, ranking, or priority of the remaining 1,013,819 existing Aspen Units.

The existing Aspen Units may be converted at the holder’s election into common OP units at any time before January 1, 2024 pursuant to a formula. All existing Aspen Units then outstanding must be redeemed by SCOLP on January 2, 2024 for a price equal to the original issuance price of $27.00 per unit plus accrued but unpaid distributions. The existing Aspen Units receive annual distributions on their original $27.00 per unit issuance price at a rate between 6.5% and 9.0%, based on a formula. The current annual distribution rate is 6.50%. If SCOLP does not pay distributions on the existing Aspen Units when due, the existing Aspen Units will accrue distributions equal to $2.70 per unit per year, or an annual rate of 10% on their original $27.00 per unit issuance price.

Under the Partnership Amendment, the terms of the Extended Units have been amended at the election of the holders of those units. The Extended Units may be converted at the holder’s election into common OP units at any time before January 1, 2034 using the same formula as for the other Aspen Units. All Extended Units then outstanding must be redeemed by SCOLP on January 2, 2034 at the same redemption price as for the other Aspen Units. The Extended Units receive annual distributions at a rate of 3.8% on their original $27.00 per unit issuance price. If SCOLP does not pay distributions on the Extended Units when due, the Extended Units will accrue distributions equal to $1.58 per unit per year, or an annual rate of 5.85% on their original $27.00 per unit issuance price.

The foregoing description of the Partnership Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Partnership Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)        Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 14, 2020	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer